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                                                                     EXHIBIT 1.1


                             DOLE FOOD COMPANY, INC.

                                  $475,000,000
                          8-7/8% SENIOR NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                  March 17, 2003


DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
SCOTIA CAPITAL (USA) INC.
FLEET SECURITIES, INC.
SG COWEN SECURITIES CORPORATION
BMO NESBITT BURNS CORP.
c/o Deutsche Bank Securities Inc.
    31 West 52nd Street
    New York, New York  10019


Ladies and Gentlemen:

                  Each of Dole Food Company, Inc., a Delaware corporation (the "Company"), and the guarantors listed on Schedule 5 hereof, the "Subsidiary Guarantors" and, together with the Company, the "Issuers"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers (the "Offering") $475,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2011 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of March 28, 2003 by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). The Notes will be unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by each of the Subsidiary Guarantors and, unless the context otherwise requires, any reference to the Notes shall include a reference to the related Guarantees.

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated March 5, 2003 (the "Preliminary Memorandum") and a final offering memorandum dated March 17, 2003 (including the information incorporated by reference therein, the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any

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material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

                  The Notes are being sold in connection with the consummation of a merger (the "Merger") of DHM Acquisition Company, Inc., a Delaware corporation, with and into the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 18, 2002 among DHM Acquisition Company, Inc., DHM Holding Company, Inc., a Delaware corporation ("Holdings"), David H. Murdock and the Company.

                  In connection with the Merger, Holdings, the Company and Solvest, Ltd. ("Solvest") will enter into a senior secured credit facility in the amount of up to $1,125.0 million with Deutsche Bank AG New York, as administrative agent, and the other lenders party thereto (the "Senior Credit Facility").

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

                  2. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

                  (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

                  (b) The section titled "Executive Compensation" of the Company's Annual Report on Form 10-K filed on March 29, 2002, as amended by the Company's Annual Report on Form 10-K/A filed on February 7, 2003, which incorporates by reference the section entitled "Compensation of Executive Officers" from the Company's proxy statement for its 2002 annual meeting, when such documents were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and when read together with the information in the Preliminary Memorandum or the Final Memorandum, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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                  (c) As of December 28, 2002, the Company had the authorized, issued and outstanding capital stock and debt as set forth under the heading "Actual" in the section of the Final Memorandum entitled "Capitalization"; all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and all of the capital stock, general partnership interests, limited partnership interests, limited liability company interests or limited liability partnership interests, as the case may be, of each Subsidiary that are owned by the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company (except shares of stock pledged to secure obligations under the Senior Credit Facility to be entered into on the Closing Date) and of each of the Subsidiaries (except as would not have, individually or in the aggregate, a Material Adverse Effect) will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities or "Blue Sky" laws of certain jurisdictions and any similar applicable laws of any foreign jurisdictions) or voting; except as set forth or contemplated in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding.

                  (d) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, as the case may be, and has all requisite power and authority (corporate and other) to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation partnership, limited partnership, limited liability company or other applicable business entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (or issued by the Company in accordance with the Registration Rights Agreement and the Indenture, in the case of the Exchange Notes and the Private Exchange Notes), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy,

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insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (f) Each of the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform each of its obligations under the Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes. The Guarantees, and the guarantees of the Exchange Notes, when issued, will be in the form contemplated by the Indenture. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Subsidiary Guarantors and, when the Guarantees and the guarantees of the Exchange Notes are executed by each of the Subsidiary Guarantors and when the Notes are duly executed and delivered against payment therefor and are authenticated by the Trustee in accordance with the provisions of the Indenture, such Guarantees and guarantees of the Exchange Notes will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Subsidiary Guarantors, entitled to the benefits of such Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (g) Each of the Issuers has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Indenture. At the Closing, the Indenture will be duly and validly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA").

                  (h) Each of the Issuers has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

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                  (i) Each of the Issuers has all requisite corporate,
partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers. This Agreement has been duly executed and delivered by each of the Issuers.

                  (j) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Notes to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, including the Merger (except as set forth in the schedules to the Merger Agreement), except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers and except where the failure to obtain such consent, approval, authorization or order would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or
(iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement; the execution, delivery and performance by the Subsidiary Guarantors of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (l) The audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the

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dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Deloitte & Touche LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (n) Except as disclosed in the Final Memorandum, there is not pending or, to the knowledge of the Company or any of the Subsidiaries, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (o) Each of the Company and the Subsidiaries possesses or will possess or can acquire on reasonable terms all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such failure to fulfill or perform or such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

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                  (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, have a Material Adverse Effect, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock except as publicly disclosed (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

                  (q) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

                  (r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

                  (s) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (t) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, patent rights, inventions, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their respective businesses now or proposed to be operated by them as described in the Final Memorandum, except where the failure to own or possess such licenses or other rights would not, individually or in the aggregate, have a

Material Adverse Effect and none of the Company or the Subsidiaries has received any written notice of infringement of or conflict with (or knows of any such infringement or conflict with) asserted rights of others with respect to any patents, patent rights, inventions, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to result in a Material Adverse Effect.

                  (v) There are no legal or governmental proceedings now pending or threatened in writing against or involving the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus delivered pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus delivered pursuant to the Act that are not described in the Final Memorandum.

                  (w) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Final Memorandum (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect and (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (x) Except as disclosed in the Final Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company, threatened that would have a Material Adverse Effect.

                  (y) None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant which would have, individually or in the aggregate, a Material Adverse Effect. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                  (z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

                  (aa) The Company and each of the Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged as such business is currently constituted; all material policies of insurance and fidelity or surety bonds insuring the Company, each of the Subsidiaries and their respective business, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company and each of the Subsidiaries has not been refused any material insurance coverage sought or applied for that they have not been able to procure from another insurer on reasonable terms; and the Company and each of the Subsidiaries has no reason to believe that it will not be able to obtain insurance coverage as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (bb) Except as would not adversely affect the interests of the holders of the Notes, none of the wholly-owned Subsidiaries of the Company is or on the Closing Date will be, prohibited, directly or indirectly, from paying any dividends to its corporate parent that is a direct or indirect Subsidiary of the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as may be prescribed by applicable law or as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (cc) None of the Company or the Subsidiaries are, or after the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum will be, required to register as an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (dd) The Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (ee) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby. Other than as set forth in the Final Memorandum, no holder of securities of the Company has any other rights to have any securities registered by the Company under the Act.

                  (ff) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company and the Subsidiaries (on a consolidated basis) are not, nor will the Company or the Subsidiaries (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted,
(b) unable to pay their debts (contingent or otherwise) to third parties as they mature or (c) otherwise insolvent.

                  (gg) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than the Initial Purchasers, as to whom the Company and its Subsidiaries make no representation), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties and the due performance of the agreements of the Initial Purchasers in Section 8 hereof (including, without limitation, the transfer restrictions referred to therein), the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum and the initial resale of the Notes by the Initial Purchasers in the manner contemplated in the Final Memorandum and this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA. The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (hh) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (ii) Neither the Company nor the Subsidiaries have taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

                  (jj) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

                  (kk) Except as will be disclosed in the Memorandum, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is in all material respects a fair and accurate description of the relationships and transactions so described.

                  (ll) The Company has been advised by the NASD's Portal Market (as defined herein) that the Notes have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

                  Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers in connection with this Agreement shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiary Guarantors to each Initial Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Company at 97.0% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 9:00 A.M., New York time, on March 28, 2003, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Company. The Issuers, jointly and severally, covenant and agree with each of the Initial Purchasers that:

                  (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld or delayed more than five business days. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                  (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may reasonably request and will continue such qualifications in effect for as long as required by law to complete the resale of the Notes; provided, however, that in connection therewith, the Issuers shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers, at their request, copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                  (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers at their request, as soon as they have been prepared, a copy of any unaudited interim quarterly financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                  (i) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (k) The Company will use its reasonable best efforts to (i) permit the Notes to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offering, Resales and Trading Through Automated Linkages Market (the "Portal Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  (l) In connection with Notes offered and sold in an off shore transaction (as defined in Regulation S) the Issuers will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                  6. Expenses. The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee, including fees and expenses of counsel for the Trustee, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Notes, (x) the cost of any advertising approved by the Initial Purchasers and the Company in connection with the Notes, and (xi) all other costs and expenses incident to the performance by the Issuers of their respective obligations hereunder. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (unless there has been a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including the reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                  7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect that:

                  (i) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. Each of the Subsidiaries listed on Schedule 3 hereto (such subsidiaries, the "Significant Subsidiaries") is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, as the case may be, and has all requisite power and authority (corporate and other) to own its properties and conduct its business as now conducted and as described in the Final Memorandum.

                  (ii) Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction listed on a schedule to such opinion.

                  (iii) The Company and each Significant Subsidiary, as applicable, has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by the Company and each Significant Subsidiary and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and binding agreement of each of the Company and each Significant Subsidiary, enforceable against the Company and each of the Significant Subsidiaries in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

                  (iv) The Notes are substantially in the form attached to the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

                  (v) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes are duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

                  (vi) The Guarantees are substantially in the form attached to the Indenture. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each Significant Subsidiary and, when executed by each of the Subsidiary Guarantors and when the Notes are duly executed and delivered against payment therefor and are authenticated by the Trustee in accordance with the provisions of the Indenture, such Guarantees and such guarantees of the

         Exchange Notes will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each Significant Subsidiary, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

                  (vii) Each of the Company and the Significant Subsidiaries has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by each of the Issuers (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of each of the Company and each Significant Subsidiary, enforceable against the Company and each Significant Subsidiary in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

                  (viii) Each of the Company and the Significant Subsidiaries has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company and each of the Significant Subsidiaries of the transactions contemplated hereby have been duly and validly authorized by the Company and each of the Significant Subsidiaries. This Agreement has been duly executed and delivered by the Company and each of the Significant Subsidiaries.

                  (ix) The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                  (x) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Material Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Significant Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any U.S. federal, New York or California State or Delaware General Corporation Law statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Significant Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. For purposes hereof, a "Material Contract" means the agreements and instruments listed on a schedule to such opinion.

                  (xi) No consent, approval, authorization or order of any U.S. federal or New York or California State governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                  (xii) None of the Company or any Significant Subsidiary is, and immediately following the consummation of the transactions contemplated by this Agreement and the application of the net proceeds from the sale of the Notes pursuant to this Agreement (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

                  (xiii) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

                  At the time the foregoing opinion is delivered, Paul, Hastings, Janofsky & Walker LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the

Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(ix)), on the basis of the foregoing (relying as to materiality to a certain extent upon the opinions of officers and other representatives of the Company and its Subsidiaries) no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need make no statement with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company's books and records included in the Final Memorandum).

                  The opinion of Paul, Hastings, Janofsky & Walker LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

                  (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date; the Issuers shall have performed or complied with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known to the Company, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (g) The Initial Purchasers shall have received a certificate from each of the Company and the Subsidiary Guarantors, dated the Closing Date, signed by two authorized officers on behalf of the Company or the Subsidiary Guarantors by their respective Chairman of the Board, President or any Vice President and the Chief Financial Officer, to the effect that:

                  (i) The representations and warranties of the Company contained in this Agreement are true and correct or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date;

                  (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known to the Company, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

                  (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

                  (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (i) On the Closing Date, Holdings, the Company and Solvest shall have entered into the Senior Credit Facility in form and substance reasonably satisfactory to the Initial Purchasers.

                  (j) The Merger shall be consummated substantially simultaneously with the Offering on the Closing Date on the terms and conditions set forth in the Merger Agreement in the form previously delivered to the Initial Purchasers.

                  (k) On the Closing Date, David H. Murdock, Holdings, the Company, Solvest, LTD and Deutsche Bank AG New York, as administrative agent, shall have entered into the Capital Call Agreement (as defined in the Indenture) in form and substance reasonably satisfactory to the Initial Purchasers.

                  (l) On the Closing Date, the Company shall have received a common equity investment of not less than $563.5 million (at least $125.0 million of which shall be in cash and the remainder of which shall be in rollover equity of the Company) from David H. Murdock and his affiliates.

                  (m) Concurrently with the Closing, the Company shall have amended the Existing Notes Indenture (as defined in the Indenture) governing the Company's existing 7.25% Senior Notes due 2009 (the "2009 Notes") and 7.875% Debentures due 2013 (the "2013 Debentures") to provide for substantially the same provisions and senior subordinated guarantees as provided for the Notes and to provide for interest per annum on the 2009 Notes and 2013 Debentures of 8.625% and 8.75%, respectively.

                  (n) Concurrently with the Closing, the Company shall have (i) delivered to the Trustee to be mailed to all holders of the Company's outstanding 6-3/8% Notes due 2005 (the "2005 Notes") a notice of redemption for the 2005 Notes in accordance with Article 11 of the Indenture, dated July 15, 1993 between the Company and Chemical Trust Company of California, as trustee, relating to the 2005 Notes (the "2005 Notes Indenture"), (ii) deposited with the trustee sufficient funds (which may include proceeds from the sale of the Notes) to satisfy its discharge obligations under Article 4 of the 2005 Notes Indenture and to redeem the 2005 Notes pursuant to Article 11 of the 2005 Notes Indenture and (iii) deposited with the trustee sufficient funds (which may include proceeds from the sale of the Notes) to satisfy its discharge obligations and repay all amounts due on the Company's outstanding 7% Notes due 2003 (the "2003 Notes") at May 15, 2003 pursuant to Article 4 of the Indenture dated April 15, 1993 between the Company and Chemical Trust Company of California, as trustee, relating to the 2003 Notes.

                  (o) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

                  (p) The Notes shall be designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

                  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. Each of the Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

                  (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that
(i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

                  9. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of a material fact made by the Company in Section 2 hereof;

                  (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

                  (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; provided that this indemnity shall not apply to the Preliminary Memorandum or any amendment or supplement thereto to the extent that any such loss, claim, damage or liability results from the fact that any Initial Purchaser sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Memorandum or any amendment or supplement thereto and the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Memorandum which was corrected in the Final Memorandum or any amendment or supplement thereto and such correction would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to deliver the Final Memorandum or any amendment or supplement thereto was a result of noncompliance by the Issuers with Section 5 hereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. Each of the Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. Each of the Issuers shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced by such failure or such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. Each of the Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the total aggregate amount of Notes set forth in Schedule 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company except as provided in Section 10 hereof. In the event of a default by any Initial Purchaser as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall reasonably determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the reasonable judgment of the

         Initial Purchasers, any event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred and be continuing in the United States;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                  (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  13. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the second sentence of the third paragraph and in the third sentence of the sixth paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019,
Attention: Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq.; if sent to the Company, shall be mailed or delivered to the Company at One Dole Drive, Westlake Village, California 91362, Attention: Michael Carter, Esq.; with a copy to Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, California 92626-1924, Attention: Peter Tennyson, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Initial Purchasers.


                                        Very truly yours,

                                        DOLE FOOD COMPANY, INC.


                                        By:  /s/ C. Michael Carter
                                             -----------------------------------
                                             Name:  C. Michael Carter
                                             Title: Vice President, General
                                                    Counsel and Corporate
                                                    Secretary


                                        THE SUBSIDIARY GUARANTORS NAMED IN
                                        SCHEDULE 5 ATTACHED HERETO

                                        By:  /s/ C. Michael Carter
                                             -----------------------------------
                                             Name:  C. Michael Carter
                                             Title: Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


DEUTSCHE BANK SECURITIES INC.


By:    /s/ Carl Mayer
       --------------------------------
       Name:  Carl Mayer
       Title: Managing Director


By:    /s/ Richard Grellier
       --------------------------------
       Name:  Richard Grellier
       Title: Director


BANC OF AMERICA SECURITIES LLC


By:    /s/ James G. Rose
       --------------------------------
       Name:  James G. Rose
       Title: Managing Director

SCOTIA CAPITAL (USA) INC.


By:    /s/ Amil Schiaffino
       --------------------------------
       Name:  Amil Schiaffino
       Title: Managing Director


FLEET SECURITIES, INC.


By:    /s/ Christopher K. Wall
       --------------------------------
       Name:  Christopher K. Wall
       Title: Vice President


SG COWEN SECURITIES CORPORATION


By:    /s/ Neil R. Parekh
       --------------------------------
       Name:  Neil R. Parekh
       Title: Managing Director

BMO NESBITT BURNS CORP.


By:    /s/ James J. Goll
       --------------------------------
       Name:  James J. Goll
       Title: Managing Director

                                                                      SCHEDULE 1

                                                                                         Principal
                                                                                         Amount of
Initial Purchaser                                                                           Notes
-----------------                                                                       ------------
Deutsche Bank Securities Inc. ...........................................               $116,325,000
Banc of America Securities LLC...........................................                116,325,000
Scotia Capital (USA) Inc.................................................                116,325,000
Fleet Securities, Inc....................................................                 74,250,000
SG Cowen Securities Corporation..........................................                 47,025,000
BMO Nesbitt Burns Corp...................................................                  4,750,000
          Total..........................................................               $475,000,000

                                                                      SCHEDULE 2



                           Subsidiaries of the Company

                                   COMPANY                                           DOLE'S           JURISDICTION OF
                                                                                   OWNERSHIP %         ORGANIZATION
AB Banan-Kompaniet                                                                   60.0000              Sweden
AB Jamaica Bananer                                                                   60.0000              Sweden
ACTIVIDADES AGRICOLAS, S.A.                                                         100.0000              Ecuador
AEROFUMIGACION CENTROAMERICANA, S.A.                                                100.0000            Costa Rica
AGOURA LIMITED                                                                      100.0000              Bermuda
AGRICOLA CALIFORNIA, LTDA.                                                          100.0000               Chile
AGRICOLA EUFEMIA LTDA.                                                              100.0000             Colombia
AGRICOLA PENCAHUE LTDA.                                                             100.0000               Chile
AGRICOLA PUNITAQUI LTDA.                                                            100.0000               Chile
AGRICOLA RAUQUEN LTDA.                                                              100.0000               Chile
AGRICOLA SANTA INES, S.A.                                                           100.0000             Honduras
AGROINDUSTRIA DEL CARIBE, S.A.                                                      100.0000             Honduras
AGROINDUSTRIAL ALMA VERDE, S.A.                                                     100.0000             Honduras
AGROINDUSTRIAL PINAS DEL BOSQUE, S.A.                                               100.0000            Costa Rica
AGROPECUARIA RIO JIMENEZ, S.A.                                                      100.0000            Costa Rica
AGROPECUARIA SAN GABRIEL LTDA.                                                      100.0000             Colombia
AGROPECUARIA SAN PEDRO LTDA.                                                        100.0000             Colombia
AGROQUIVIR CHILE, S.A.                                                               33.3300               Chile
AGROVERDE S.A.                                                                      100.0000             Colombia
ALMACENES ATALANTA, S.A.                                                            100.0000            Costa Rica
ALIMENTOS CONCENTRADOS SOCIEDAD ANONIMA                                              50.0000             Guatemala
ALPHA SIDERAL, S.A.                                                                 100.0000            Costa Rica
ASHFORD COMPANY, LTD                                                                100.0000              Bermuda
ASK Centralen AB                                                                     60.0000              Sweden
BALTIME LIMITED.                                                                    100.0000              Bermuda
BANA LTDA.                                                                          100.0000             Colombia
BANANA TRADING CORP.                                                                 50.0000          Virgin Islands
BANANACORP, S.A.                                                                    100.0000              Ecuador
BANANAPUERTO PUERTO BANANERO S.A.                                                    35.0000              Ecuador
BANANERA EL PORVENIR, S.A.                                                          100.0000            Costa Rica
BANANERA LA PAZ, S.A.                                                               100.0000            Costa Rica
BANANERA NACIONAL SOCIEDAD ANONIMA                                                   50.0000             Guatemala
BANANERA RIO MAME, SA                                                               100.0000             Honduras
BANANOS, S.A.                                                                       100.0000            Costa Rica
BANAPLUS, INC.                                                                      100.0000          British Virgin
                                                                                                          Islands
BANCUBER, S.A.                                                                      100.0000              Ecuador
BENVUE INTERNATIONAL, INC.                                                          100.0000              Panama

BETINO, S.A.                                                                        100.0000             Colombia
BIENES Y SERVICIOS S de R L de CV                                                    97.1000             Honduras
BIENES Y VALORES, S.A.                                                               97.1000             Honduras
BLOCK INVESTMENTS, INC.                                                             100.0000              Panama
BRUNETTI S.A.                                                                       100.0000              Ecuador
CADSKY S.R.L                                                                         15.0000              France
CARTONES SAN FERNANDO., S.A.                                                        100.0000               Chile
CASINI & PELLIGRINI, S.R.L.                                                         100.0000               Italy
CASTLE & COOKE WORLDWIDE, LTD                                                       100.0000             Hong Kong
CIA. AGRICOLA EL PROGRESO, S.A.                                                     100.0000             Honduras
CIA. AGRICOLA INDUSTRIAL CEIBENA, SA                                                 80.3726             Honduras
CIA. AGRICOLA MAZAPAN, S.A.                                                         100.0000             Honduras
CIA. AGROPECUARIA EL PORVENIR, S.A.                                                 100.0000             Honduras
CIA. BANANERA DEBA, S.A.                                                            100.0000            Costa Rica
CIA. BANANERA DEL SAN RAFAEL, S.A.                                                  100.0000            Costa Rica
CIA. BANANERA EL ENCANTO, S.A.                                                      100.0000            Costa Rica
CIA. BANANERA MINERVA S.A.                                                          100.0000            Costa Rica
CIA. EXPORTADORA DE PRODUCTOS AGRICOLAS BANA LTDA. Y CIA. S.C.A.                    100.0000             Colombia
CIA. FINANCIERA DE COSTA RICA, S.A.                                                 100.0000            Costa Rica
CIA. FRUTOS DE LA TIERRA, S.A.                                                      100.0000            Costa Rica
CIA. NAVIERA AGMARESA, S.A.                                                         100.0000              Ecuador
CLINICAS MEDICAS DEL AGUAN, S.A.                                                     99.8731             Honduras
CO.AL.IN. S.r.l.                                                                     15.0000              France
COMAFRICA                                                                           100.0000               Italy
COMERCIAL INDUSTRIAL ECUATORIANA, S.A.                                               85.5100              Ecuador
Comercializaciones Sunmex Mexicana, S.A. de C.V.                                    100.0000              Mexico
COMERCIALIZADORA E IMPORTADORA VINA DEL MAR, S.A.                                   100.0000            Costa Rica
COMPAGNIE FINANCIERE DE PARTICIPATION                                                40.0000              France
COMPAGNIE FRUITIERE DISTRIBUTION UK                                                 100.0000              France
COOKSTOWN FINANCIAL, LTD                                                             35.0000              Bermuda
COOL CARE EUROPE  S.A.R.L.                                                          100.0000              France
COORDINADORA DE SERVICIOS DE TRANSPORTE, SA                                         100.0000             Honduras
COPDEBAN S.A.C.                                                                     100.0000               Peru
DA SYSTEM SOLUTIONS INC (fka DAVAO TECHNO AGRO)                                      32.0000            Philippines
DESARROLLO BANANERO LA ESPERANZA, S.A.                                              100.0000            Costa Rica
DESARROLLO MELONERO DEL GOLFO, S.A.                                                 100.0000            Costa Rica
DESARROLLOS AGRICOLAS TROPICALES, S.A.                                               50.0000             Guatemala
DESARROLLOS URBANOS LA CEIBA, S.A.                                                  100.0000             Honduras
DFC FOODS, INC.                                                                     100.0000               Korea
DIAMOND FARMS, INC.                                                                  63.5746            Philippines
DISTRIBUIDORA DE FRUTA Y VEGETALES, S.A.                                            100.0000             Colombia
DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A.                                           100.0000             Honduras
DIVERSIFICADOS DE COSTA RICA DICORI, S.A.                                           100.0000            Costa Rica
DLC INC                                                                             100.0000               Korea
DOLE ASIA, LTD.                                                                     100.0000              Bermuda
DOLE AVIATION                                                                       100.0000              Panama

DOLE CHILE  S.A.                                                                    100.0000               Chile
DOLE CHINA LIMITED                                                                  100.0000             Hong Kong
DOLE COMERCIALIZACION (fka:  JESUS ALONSO GAYTAN, S.A. )                            100.0000               Spain
DOLE DE VENEZUELA, S.A.                                                             100.0000             Venezuela
DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH                                       100.0000              Germany
DOLE DEUTSCHLAND GMBH                                                               100.0000              Germany
DOLE DO BRASIL, LTDA (LIMITED PARTNERSHIP)                                          100.0000              Brazil
DOLE EUROPE S.A.S                                                                   100.0000              France
DOLE EUROPE B.V.                                                                    100.0000            Netherlands
DOLE EXPORT COMPANY, LTD.                                                           100.0000             Barbados
DOLE FOOD ESPANA, S.A.                                                              100.0000               Spain
DOLE FOODS OF CANADA, LTD                                                           100.0000              Canada
DOLE FOREIGN HOLDINGS, LTD                                                          100.0000              Bermuda
DOLE FRANCE, S.A. (FKA DOLE MARSEILLE)                                              100.0000              France
DOLE FRESH FRUIT EUROPE LTD. & CO                                                  PARTNERSHIP            Germany
DOLE FRESH FRUIT HELLAS                                                             100.0000              Greece
DOLE FRESH FRUIT INTERNATIONAL,INC.                                                 100.0000              Panama
DOLE FRESH FRUIT INTERNATIONAL LIMITED                                              100.0000              Liberia
DOLE FRESH FRUIT MED.                                                               100.0000              Turkey
DOLE HOLLAND B.V.                                                                   100.0000            Netherlands
DOLE HONG KONG LTD.                                                                 100.0000             Hong Kong
DOLE INTERNATIONAL, LTD.                                                            100.0000              Bermuda
DOLE ITALIA  SpA                                                                    100.0000               Italy
DOLE JAPAN, LTD.                                                                    100.0000               Japan
DOLE KOREA, LTD (fka:  TSC KOREA, LTD.)                                             100.0000               Korea
DOLE MEXICO (fka:  MEXICOTEC)                                                       100.0000              Mexico
DOLE NEW ZEALAND LTD.                                                               100.0000              Bermuda
DOLE PACKAGED FOODS EUROPE (fka DOLE FRANCE SERVICES, S.A.)                         100.0000              France
DOLE PACIFIC GENERAL SERVICES, LTD. (FKA PUROTURE OVERSEAS, LTD.)                   100.0000              Bahamas
DOLE PERPIGNAN                                                                      100.0000              France
DOLE PHILIPPINES, INC.                                                               99.6154            Philippines
DOLE POLAND LIMITED LIABILITY COMPANY                                                                     Poland
DOLE QING DAO CO, LTD. (aka QINGDAO DOLE FOOD CO, LTD)                              100.0000             Mauritius
DOLE SHANGHAI CO. LTD. (aka SHANGHAI DOLE FOOD CO, LTD.)                            100.0000             Mauritius
DOLE SHARED SERVICES, LIMITED                                                       100.0000            Costa Rica
DOLE SINGAPORE PTE, LTD.                                                            100.0000             Singapore
DOLE SOUTH AFRICA                                                                   100.0000           South Africa
DOLE TERM S.R.L.                                                                     51.0000               Italy
DOLE THAILAND, LTD                                                                   64.3300             Thailand
DOLE THOMSEN S.A.                                                                    51.0000               Chile
DOLE U.K. LIMITED                                                                   100.0000          United Kingdom
DOLMAR PRODUCTS, INC.                                                                30.0000            Philippines
DUEBI IMPORT EXPORT SrL                                                              15.0000               Italy
EMBALAJES STANDARD, S.A.                                                            100.0000               Chile
ENERGUA S.A. SUCURSALl HONDURAS                                                     100.0000             Honduras
ENERGUA S.A. MATRIZ GUATEMALA                                                       100.0000             Guatemala

ENERO S.A.                                                                           80.3726
EQUIPO PESADO S.A.                                                                   99.8246             Honduras
ESTIBADORA CARIBE, S.A.                                                              50.0000            Costa Rica
ESTIBADORES DEL TROPICO, S.A.                                                        50.0000            Costa Rica
ESTIBADORES GOLFITENOS                                                              100.0000            Costa Rica
EUFRUCHT FRUCHTIMPORT GMBH                                                           33.0000              Germany
Exotic International BV                                                              60.0000            Netherlands
FABRICA DE MANTECA & JABON ATLANTIDA, S.A.                                           80.3726             Honduras
FEDERFRUTTA SrL                                                                      15.0000               Italy
FERRINI SrL                                                                          15.0000               Italy
Fibras FYBX S.A.                                                                     50.0000            Costa Rica
Frans A Sanden AB                                                                    60.0000              Sweden
FRATELLI ISELLA S.R.L.                                                               99.5000               Italy
FRESH SYSTEMS, LTD.                                                                  40.0000               Japan
FRIOCONT, S.A.                                                                      100.0000              Ecuador
FRUCHTHOF ROSTOCK GmbH                                                               36.0000              Germany
FRUCHTVERTRIEB SCHWERIN GmbH                                                         44.0000              Germany
FRUIT CARE SERVICES                                                                 100.0000           South Africa
FRUTAS TROPICALES, S.A.                                                             100.0000            Costa Rica
FRUTBAN, S.A.                                                                       100.0000              Ecuador
FTK Holland BV                                                                       60.0000            Netherlands
FTK London Ltd                                                                       60.0000           Great Britian
FTK Onroerend BV                                                                     60.0000            Netherlands
FUMIGADORA NICARAGUENSE                                                             100.0000             Nicaragua
G.B. FRUITS SrL                                                                      15.0000               Italy
GRANELCONT, S.A.                                                                    100.0000              Ecuador
GRANO DE ORO SOCIEDAD ANONIMA                                                        50.0000             Guatemala
GUAYAMI, S.A.                                                                       100.0000              Ecuador
HACIENDA LA ROSALIA, S.A.                                                           100.0000            Costa Rica
HANDELSGESELLCHAFT FRUCHTRING mbH & CO. KG (aka HAFRU)                               30.0000              Germany
HOMELAND DEVELOPMENT CORPORATION                                                     74.3868            Philippines
HOPS LIMITED                                                                        100.0000              Bermuda
HOSPITAL COYOLES, S.A.                                                               99.8731             Honduras
INDUSTRIA ACEITERA HONDURENA, S.A.                                                   63.6792             Honduras
INDUSTRIAL Y COMERCIAL TRILEX, S.A.                                                  40.0000              Ecuador
INTERFRUIT COMPANY, LIMITED                                                         100.0000              Bermuda
Interocean Financial Management Corporation                                         100.0000              Pamama
INVERSIONES AGRICA, S.A.                                                            100.0000             Venezuela
INVERSIONES DEL AGRO, C.A.                                                          100.0000             Venezuela
INVERSIONES DEL PACIFICO S.A.                                                       100.0000               Chile
CIA.INVERSIONES MEDICAS NACIONALE SA                                                 99.8731             Honduras
INVERSIONES ORIHUECA LTDA.                                                          100.0000             Colombia
INVERSIONES Y VALORES DE MONTECRISTO,SA                                             100.0000             Honduras
INVERSIONISTA FORTUNA S.A.                                                          100.0000              Pamama
INVERSIONISTA ZARATI, S.A.                                                          100.0000              Pamama
IT & COMMUNICATIONS PHILIPPINES, INC.                                                99.6154            Philippines

JAMAICA PRODUCERS FRUIT DISTRIBUTORS                                                 35.0000              England
KHAO ANG KAEW CO,. LTD                                                               56.8351             Thailand
K. I. FRESH ACCESS, LTD                                                              20.0000               Japan
LA FIORITA                                                                           91.0000               Italy
LA PERLA, S.A.                                                                      100.0000            Costa Rica
LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A.                                        100.0000             Honduras
LANGOSTINOS, S.A.                                                                    10.0000              Ecuador
LAS FRUTAS, S.A.                                                                    100.0000             Guatemala
MAGAZZINI FRIGORIFERI DI SANTA PALOMBA                                              100.0000               Italy
MAHELE, LIMITED                                                                     100.0000              Bermuda
MANUFACTURAS DE CARTON, S.A.                                                         97.5715             Honduras
MEGABANANA, S.A.                                                                    100.0000              Ecuador
MIRADERO FISHING CO., INC.                                                          100.0000            Puerto Rico
MODUMOLL, S.A.                                                                      100.0000              Ecuador
MULTISERVICIOS, S.A.                                                                 99.8264             Honduras
NAPORTEC, S.A.                                                                      100.0000              Ecuador
NOA-NOA S.A.                                                                         19.8900              Ecuador
Nordic Distribution BV                                                               60.0000            Netherlands
NZ RIPENERS LIMITED                                                                  24.9000            New Zealand
OPERACIONES TROPICALES, S.A.                                                        100.0000              Panama
PACIFIC INTERNATIONAL TERMINAL SERVICES                                              74.3868            Philippines
PAUL KEMPOWSKI GmbH & Co. KG  (Limited Partnership)                                 100.0000              Germany
PEMATIN S.A.                                                                        100.0000              Ecuador
PESCASEROLI S.A.                                                                    100.0000              Ecuador
PINA ANTILLANA, S.A.                                                                100.0000             Honduras
PLASTICOS, S.A.                                                                      99.7572             Honduras
PLATANO CANARIO, S.A.                                                                50.0000          Canary Islands
PLATANO COMUNITARIO, S.A.                                                           100.0000          Canary Islands
PRELL CORPORATION                                                                   100.0000              Panama
PRIMAVERA '81 Srl                                                                    15.0000               Italy
PRODUCTORA AGRICOLA DE ATLANTIDA, S.A.                                              100.0000             Honduras
PRODUCTORA CARTONERA, S.A.                                                           99.9700              Ecuador
PRODUCTOS DEL LITORAL, S.A.                                                         100.0000              Ecuador
PROPOLISA, S.A.                                                                      99.9700              Ecuador
QUANTUM FOODS, INC.                                                                 100.0000            Philippines
REDAMAWAL, S.A.                                                                     100.0000              Ecuador
REFERSHIP MARINE SERVICES, LTD                                                      100.0000              Bermuda
ROXANA FARMS, S.A.                                                                  100.0000            Costa Rica
S Attehogen Ostra 3 KB                                                               60.0000              Sweden
Saba Blommor AB                                                                      60.0000              Sweden
Saba Distribution AB                                                                 60.0000              Sweden
SABA FRESH CUTS SA fka:  Farskvarucentralen i Malmo AB                               60.0000              Sweden
Saba Frukt & Gront AB                                                                60.0000              Sweden
Saba Trading AB                                                                      60.0000              Sweden
Saba Trading Holding AB                                                             100.0000              Sweden
SAN JUAN DEL RIO SOCIEDAD ANONIMA                                                    50.0000             Guatemala

SARANGANI RESOURCES CORPORATION                                                      49.4100            Philippines
SARANGANI SEAFOOD, INC.                                                              17.0000            Philippines
SAT LAS PRIMICIAS                                                                    87.4764               Spain
SERVICIOS ADUANALES BANADOLE                                                        100.0000            Costa Rica
SERVICIOS E INVESTIGACIONES AEREAS, SA                                              100.0000             Honduras
SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS                                       99.4657             Honduras
SERVICIOS TECNICOS BANANEROS LTDA.                                                  100.0000             Colombia
SERVICIOS TECNICIOS PORTUARIOS S.A.                                                 100.0000             Guatemala
SHANGHAI DOLE YANHAI FOOD CO. LTD.                                                  100.0000               China
SHOP EXPRESS, INC.                                                                                      Philippines
SIEMBRANUEVA, S.A.                                                                  100.0000              Ecuador
Single Tree Corporation - Divisions:                                                100.0000              Panama
   Agricola El Castilla Ltda.                                                       100.0000             Colombia
   Agricola Guacari Ltda.                                                           100.0000             Colombia
   Altalanos Technology, Inc.                                                       100.0000          British Virgin
                                                                                                          Islands
   Americaflor Ltda.                                                                100.0000             Colombia
   Aspen International, Inc.                                                        100.0000          Virgin Islands
   Bluewater Industries Limited                                                     100.0000          British Virgin
                                                                                                          Islands
   Bogor Capital Limited                                                            100.0000          British Virgin
                                                                                                          Islands
   Brook Investment Limited                                                         100.0000          British Virgin
                                                                                                          Islands
   Cardanz Technologies Corp.                                                       100.0000          British Virgin
                                                                                                          Islands
   Colombian Carnations Ltda.                                                       100.0000             Colombia
   Comercial Agroflor, S.D.R.L.                                                     100.0000              Panama
   Comercializadora Agricola Caribe S.D.R.L.                                        100.0000              Ecuador
   Comercializadora Caribbean Ltda.                                                 100.0000             Colombia
   Cultivos del Caribe Ltda.                                                        100.0000             Colombia
   Cultivos San Nicolas Ltda.                                                       100.0000             Colombia
   Delta Tree Enterprises, S.D.R.L.                                                 100.0000              Panama
   Floramerica Investments Ltd.                                                     100.0000              Bermuda
   Floramerica Ltda.                                                                100.0000             Colombia
   Flores Altamira Ltda.                                                            100.0000             Colombia
   Flores de Exportacion Ltda.                                                      100.0000             Colombia
   Flores La Fragancia Ltda.                                                        100.0000             Colombia
   Flores Las Palmas Ltda.                                                          100.0000             Colombia
   Flores Lucitania, S. de R.L. de C.V.                                             100.0000             Colombia
   Flores Mitad del Mundo LTDA                                                      100.0000              Ecuador
   Flores Primavera Ltda.                                                           100.0000             Colombia
   Flores San Joaquin Ltda.                                                         100.0000             Colombia
   Flower International, S.D.R.L.                                                   100.0000              Panama
   Galana Internacional, S.D.R.L.                                                   100.0000              Panama
   Importadora y Exportadora Nopal, S.D.R.L.                                        100.0000              Panama
   Importadora y Exportadora Rovego, S.D.R.L.                                       100.0000              Panama
   Inversiones Comertex, S.A.                                                       100.0000          Virgin Islands
   Inversiones Crown, S.D.R.L.                                                      100.0000              Panama
   Inversiones Floricola S.D.R.L.                                                   100.0000              Panama
   Inversiones Floricolas S.D.R.L.                                                  100.0000              Ecuador

   Jardines de Colombia Ltda.                                                       100.0000             Colombia
   Jardines del Valle Ltda.                                                         100.0000             Colombia
   Joroko Intertrade Ltd.                                                           100.0000          British Virgin
                                                                                                          Islands
   Liverpool International, S.A.                                                    100.0000          Virgin Islands
   Marsella International Corp.                                                     100.0000          Virgin Islands
   Milano Trading Corporation                                                       100.0000          Virgin Islands
   Monaco Investment Corp                                                           100.0000          Virgin Islands
   Newent Trading, Inc                                                              100.0000          British Virgin
                                                                                                          Islands
   Nicolle International, S.D.R.L.                                                  100.0000              Panama
   Noir Ventures Corp.                                                              100.0000          British Virgin
                                                                                                          Islands
   Norwick Technologies Corp.                                                       100.0000          British Virgin
                                                                                                          Islands
   Olympia Flowers Ltda.                                                            100.0000             Colombia
   Opal Resources, Ltd.                                                             100.0000          British Virgin
                                                                                                          Islands
   Peyton Flowers, S.D.R.L.                                                         100.0000              Panama
   Polar Trading Corp.                                                              100.0000          Virgin Islands
   Porcelain Flowers Ltda.                                                          100.0000             Colombia
   Riverwood Management Company Inc.                                                100.0000          British Virgin
                                                                                                          Islands
   Santa Monica Flowers Ltda.                                                       100.0000             Colombia
   Splendor Flowers Ltda.                                                           100.0000             Colombia
Skandinaviska Bananimporten AB                                                       60.0000              Sweden
SNOW DOLE CO, LTD                                                                    50.0000               Japan
SOCIEDAD AGROPECUARIA PIMOCHA C.A.                                                  100.0000             Colombia
SOGAS, S.A.                                                                         100.0000             Honduras
SOLAMERICA, LTD.                                                                    100.0000              Bermuda
SOLEIL HOLDING FRANCE S.A.                                                          100.0000              France
SOLVEST, LTD.                                                                       100.0000              Bermuda
STANDARD FRUIT CO. (BERMUDA)                                                        100.0000              Bermuda
STANDARD FRUIT DE COSTA RICA S.A.                                                   100.0000            Costa Rica
STANDARD FRUIT DE GUATEMALA S.A.                                                    100.0000             Guatemala
STANDARD FRUIT DE HONDURAS                                                          100.0000             Honduras
STANDARD FRUIT DE NICARAGUA S.A.                                                    100.0000             Nicaragua
STANDARD FRUIT DE PANAMA, S.A.                                                      100.0000              Panama
STANDARD FRUIT, S.A. (ARGENTINA)                                                    100.0000             Argentina
STANDARD TRADING                                                                     50.0000             Argentina
Stockholm Fruktimport AB                                                             60.0000              Sweden
T.A.I.C. LIMITED                                                                     49.0000             Thailand
TALLERES Y LLANTAS, S.A.                                                            100.0000              Ecuador
TEATREE, INC.                                                                       UNCERTAIN             Panama
TECNICAS BALTIME DE COLOMBIA S.A.                                                   100.0000             Colombia
TECNICOS Y ELECTRICISTAS, S.A.                                                      100.0000              Ecuador
THAI AMERICAN FOOD CO., LTD.                                                         99.9900             Thailand
THAI AMERICAN PRODUCTS, LTD.                                                         51.9500             Thailand
TINADI, S.A.                                                                        100.0000             Colombia
TRANSPORTES POR MAR, S.A.                                                           100.0000              Ecuador
TRANSTRADING OVERSEAS, LTD                                                          100.0000              Bahamas
TRIPLEJAY INVESTMENT CORP., S.A.                                                    100.0000              Panama

TROPICAL NAVIGATION (MALTA) LIMITED                                                 100.0000               Malta
TROPICAL SHIPPING, ITALIANA, S.P.A.                                                 100.0000               Italy
UBESAIR, SA.                                                                        100.0000              Ecuador
UNION DE BANANEROS ECUATORIANOS, S.A.                                               100.0000              Ecuador
VERENIGDE BANANENHANDLELAREB N.V.                                                   100.0000              Belgium
VIGILANCIA Y SEGURIDAD, S.A.                                                        100.0000             Honduras
VIUDA DE SABATE, S.A.                                                               100.0000               Spain
ZANPOTI, S.A.                                                                       100.0000             Colombia
AG 1970, INC.                                                                       100.0000               U.S.
AG 1971, INC.                                                                       100.0000               U.S.
AG 1972, INC.                                                                       100.0000               U.S.
APACHE GROVE LAND, 1970 LIMITED                                                    PARTNERSHIP             U.S.
APACHE GROVE LAND, 1971 LIMITED                                                    PARTNERSHIP             U.S.
APACHE GROVE LAND, 1972 LIMITED                                                    PARTNERSHIP             U.S.
ALYSSUM CORPORATION ( FKA CASTLE & COOKE HOMES, INC. (CA))                          100.0000               U.S.
BAKERSFIELD-STOCKDALE LIMITED PARTERSHIP                                                                   U.S.
BANANA PRODUCTS CORP.                                                                                      U.S.
BANANERA ANTILLANA (COLOMBIA), INC.                                                 100.0000               U.S.
BARCLAY HOLLANDER CORPORATION                                                       100.0000               U.S.
BLUE ANTHURIUM, INC. ( FKA C&C COMMUNITIES, INC. (HI))                              100.0000               U.S.
BUD ANTLE, INC.                                                                     100.0000               U.S.
CALAZO CORPORATION (FKA CASTLE & COOKE ARIZONA, INC.)                               100.0000               U.S.
CALICAHOMES, INC. (FKA CASTLE & COOKE CALIFORNIA, INC.)                             100.0000               U.S.
CALIFORNIA POLARIS, INC.                                                            100.0000               U.S.
CAMARILLO LIMITED                                                                   100.0000               U.S.
CERULEAN, INC. ( FKA CASTLE & COOKE HOMES, INC. (HI))                               100.0000               U.S.
CLOVIS (SAN JOAQUIN) CITRUS                                                         100.0000               U.S.
COOL ADVANTAGE, INC.                                                                100.0000               U.S.
COOL CARE, INC. ( FKA COOL CARE CONSULTING, INC.)                                   100.0000               U.S.
COUNTY LINE MUTUAL WATER COMPANY                                                    100.0000               U.S.
DELPHINIUM CORPORATION ( FKA C&C BAKERSFIELD HOLDING CORP)                          100.0000               U.S.
DIVERSIFIED IMPORTS COMPANY                                                         100.0000               U.S.
DNW SERVICES COMPANY                                                                100.0000               U.S.
DOLE ABPIK, INC.                                                                    100.0000               U.S.
DOLE ARIZONA DRIED FRUIT & NUT COMPANY ( FKA C&C SIERRA VISTA, INC. )               100.0000               U.S.
DOLE ASIA, INC.                                                                     100.0000               U.S.
DOLE ASSETS, INC.                                                                   100.0000               U.S.
DOLE CARROT COMPANY, INC.                                                           100.0000               U.S.
DOLE CITRUS COMPANY, INC.                                                           100.0000               U.S.
DOLE DF&N, INC. (PAYROLL COMPANY ONLY)                                              100.0000               U.S.
DOLE DIVERSIFIED, INC. (FKA C&C LAND COMPANY, INC.)                                 100.0000               U.S.
DOLE DRIED FRUIT & NUT COMPANY                                                      100.0000               U.S.
DOLE EUROPE COMPANY                                                                 100.0000               U.S.
DOLE FARMING CO.                                                                    100.0000               U.S.
DOLE FOOD FLIGHT OPERATIONS., INC.                                                  100.0000               U.S.
DOLE FRESH FLOWERS, INC. (FKA SUNBURST FARMS, INC.)                                 100.0000               U.S.

DOLE FRESH FRUIT CO.                                                                100.0000               U.S.
DOLE FRESH VEGETABLES, INC.                                                         100.0000               U.S.
DOLE HOLDINGS, INC. (FKA C&C FRESH FRUIT COMPANY)                                   100.0000               U.S.
DOLE LAND CO                                                                        100.0000               U.S.
DOLE LOGISTICS SERVICES, INC.                                                       100.0000               U.S.
DOLE NORTHWEST, INC. (FKA  BEEBE ORCHARDS CO.)                                      100.0000               U.S.
DOLE OCEAN CARGO EXPRESS, INC.                                                      100.0000               U.S.
DOLE OCEAN LINER EXPRESS, INC.                                                      100.0000               U.S.
DOLE ORLAND, INC. (FKA DOLE NUT COMPANY)                                            100.0000               U.S.
DOLE PACKAGED FOODS CORPORATION (FKA DPF, INC.)                                     100.0000               U.S.
DOLE SUNFRESH EXPRESS--DOLE CAFE DIV.                                               100.0000               U.S.
DOLE VISAGE, INC. (FKA S&J RANCH, INC.)                                             100.0000               U.S.
E.T. WALL COMPANY                                                                   100.0000               U.S.
EARLIBEST ORANGE ASSOCIATION                                                        100.0000               U.S.
FALLBROOK CITRUS CO.                                                                100.0000               U.S.
FLOWERNET, INC.                                                                     100.0000               U.S.
IKON CORPORATION - A SEPARATE RETURN                                                100.0000               U.S.
INTERVEST, INC.                                                                     100.0000               U.S.
LA PETITE D'AGEN, INC. (FKA CASTLE & COOKE PROPERTIES, INC.)                        100.0000               U.S.
LINDERO HEADQUARTERS COMPANY, INC.                                                  100.0000               U.S.
LINDERO PROPERTY, INC.                                                              100.0000               U.S.
M.K. DEVELOPMENT, INC.                                                              100.0000               U.S.
MALAGA COMPANY, INC. ( FKA LANAI HOLDING, INC.)                                     100.0000               U.S.
MENDOCINO LIMITED                                                                   100.0000              Bermuda
MUSCAT, INC. (FKA CASTLE & COOKE HOMES HAWAII, INC.)                                100.0000               U.S.
OAHU TRANSPORT CO., LTD.                                                            100.0000               U.S.
OCEANVIEW PRODUCE CO.                                                               100.0000               U.S.
PACIFIC COAST TRUCK COMPANY                                                         100.0000               U.S.
PAN-ALASKA FISHERIES, INC.                                                          100.0000               U.S.
PRAIRIE VISTA, INC.                                                                 100.0000               U.S.
RENAISSANCE CAPITAL CORPORATION                                                     100.0000               U.S.
ROYAL PACKING, CO.                                                                  100.0000               U.S.
SAW GRASS TRANSPORT, INC.                                                           100.0000               U.S.
STANDARD FRUIT & STEAMSHIP COMPANY                                                  100.0000               U.S.
STANDARD FRUIT COMPANY                                                              100.0000               U.S.
SUN COUNTRY PRODUCE, INC.                                                           100.0000               U.S.
SUN GIANT, INC. (NEVADA)                                                            100.0000               U.S.
TECHNOLOGY SERVICES COMPANY                                                         100.0000               U.S.
VELTMAN TERMINALS                                                                   100.0000               U.S.
WAHIAWA WATER COMPANY                                                               100.0000               U.S.
WAIALUA SUGAR COMPANY, INC.                                                         100.0000               U.S.
WEST FOODS, INC.                                                                    100.0000               U.S.
ZANTE CURRANT, INC. (FKA LANAI COMPANY, INC.)                                       100.0000               U.S.

                                                                      SCHEDULE 3



                            Significant Subsidiaries


Bud Antle, Inc., a California corporation
Dole Citrus, a California corporation
Dole Dried Fruit and Nut Company, a California General Partnership Dole Fresh Vegetables, Inc., a California corporation
Dole Orland, Inc., a California corporation
Dole Visage, Inc., a California corporation
Royal Packing Co., a California corporation
Dole Fresh Flowers, Inc., a Delaware corporation
Standard Fruit Company, a Delaware corporation
Blue Anthurium, Inc., a Hawaii corporation
Cerulean, Inc., a Hawaii corporation
La Petite d'Agen, Inc., a Hawaii corporation
MK Development, Inc., a Hawaii corporation
Baltime Securities Corporation, a Nevada corporation
Dole Fresh Fruit Company, a Nevada corporation
Dole Holdings, Inc., a Nevada corporation

                                                                      SCHEDULE 4



                              [Intentionally Blank]

                                                                      SCHEDULE 5



                              Subsidiary Guarantors


                                                                                                                  DOLE'S
                                                                                      JURISDICTION OF           OWNERSHIP
                                    COMPANY                                             ORGANIZATION                %
Calazo Corporation                                                                        Arizona                  100%
AG 1970, Inc.                                                                            California                100%
AG 1971, Inc.                                                                            California                100%
AG 1972, Inc.                                                                            California                100%
Alyssum Corporation                                                                      California                100%
Barclay Hollander Corporation                                                            California                100%
Bud Antle, Inc.                                                                          California                100%
Calicahomes, Inc.                                                                        California                100%
California Polaris, Inc.                                                                 California                100%
Dole ABPIK, Inc.                                                                         California                100%
Dole Arizona Dried Fruit and Nut Company                                                 California                100%
Dole Carrot Company                                                                      California                100%
Dole Citrus                                                                              California                100%
Dole DF&N, Inc.                                                                          California                100%
Dole Dried Fruit and Nut Company, a California General Partnership                       California                100%
Dole Farming, Inc.                                                                       California                100%
Dole Fresh Vegetables, Inc.                                                              California                100%
Dole Orland, Inc.                                                                        California                100%
Dole Visage, Inc.                                                                        California                100%
E. T. Wall Company                                                                       California                100%
Earlibest Orange Association, Inc.                                                       California                100%
Fallbrook Citrus Company, Inc.                                                           California                100%
Lindero Headquarters Company, Inc.                                                       California                100%
Lindero Property, Inc.                                                                   California                100%
Oceanview Produce Company                                                                California                100%
Prairie Vista, Inc.                                                                      California                100%
Royal Packing Co.                                                                        California                100%
Veltman Terminal Co.                                                                     California                100%
Bananera Antillana (Colombia), Inc.                                                       Delaware                 100%
Clovis Citrus Association                                                                 Delaware                 100%
Delphinium Corporation                                                                    Delaware                 100%
Dole Europe Company                                                                       Delaware                 100%
Dole Foods Flight Operations, Inc.                                                        Delaware                 100%
Dole Fresh Flowers, Inc.                                                                  Delaware                 100%
Dole Northwest, Inc.                                                                      Delaware                 100%
Dole Sunfresh Express, Inc.                                                               Delaware                 100%
Standard Fruit and Steamship Company                                                      Delaware                 100%
Standard Fruit Company                                                                    Delaware                 100%

Sun Country Produce, Inc.                                                                 Delaware                 100%
West Foods, Inc.                                                                          Delaware                 100%
Cool Advantage, Inc.                                                                      Florida                  100%
Cool Care, Inc.                                                                           Florida                  100%
Flowernet Inc.                                                                            Florida                  100%
Saw Grass Transport, Inc.                                                                 Florida                  100%
Blue Anthurium, Inc.                                                                       Hawaii                  100%
Cerulean, Inc.                                                                             Hawaii                  100%
Dole Diversified, Inc.                                                                     Hawaii                  100%
Dole Land Company, Inc.                                                                    Hawaii                  100%
Dole Packaged Foods Corporation                                                            Hawaii                  100%
La Petite d'Agen, Inc.                                                                     Hawaii                  100%
MK Development, Inc.                                                                       Hawaii                  100%
Malaga Company, Inc.                                                                       Hawaii                  100%
Muscat, Inc.                                                                               Hawaii                  100%
Oahu Transport Company, Limited                                                            Hawaii                  100%
Wahiawa Water Company, Inc.                                                                Hawaii                  100%
Waialua Sugar Company, Inc.                                                                Hawaii                  100%
Zante Currant, Inc.                                                                        Hawaii                  100%
Diversified Imports Co.                                                                    Nevada                  100%
Dole Assets, Inc.                                                                          Nevada                  100%
Dole Fresh Fruit Company                                                                   Nevada                  100%
Dole Holdings, Inc.                                                                        Nevada                  100%
Dole Logistics Services, Inc.                                                              Nevada                  100%
Dole Ocean Cargo Express, Inc. (DOCE)                                                      Nevada                  100%
Dole Ocean Liner Express, Inc.                                                             Nevada                  100%
Renaissance Capital Corporation                                                            Nevada                  100%
Sun Giant, Inc.                                                                            Nevada                  100%
DNW Services Company                                                                     Washington                100%
Pacific Coast Truck Company                                                              Washington                100%
Pan-Alaska Fisheries, Inc.                                                               Washington                100%


                                      -2-